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                                                                    Exhibit 99.2
                                      KEANE

                                  NEWS RELEASE

                                          Contact:    Larry Vale
                                                      Keane Investor Relations
                                                      (617) 241-9200 x1290

                                                      Albie Jarvis
                                                      Porter Novelli
                                                      (617) 450-4300


                        KEANE REAFFIRMS PREVIOUSLY STATED

               GUIDANCE FOR SECOND QUARTER 2003 FINANCIAL RESULTS

     BOSTON, June 12, 2003 - Leading business and information technology (IT) consulting firm Keane, Inc. (AMEX: KEA) today announced that it is reaffirming its revenue and earnings per share estimates for the Second Quarter 2003.

     Based on the current economic outlook, the Company estimates revenue for the Second Quarter of 2003 in the range of $200 to $210 million with EPS in the range of to $.06 to $.08 per share, and Cash EPS (CEPS) of $.10 to $.12 per share.

     Keane believes that cash performance is the primary driver of long-term per share value, thus Keane's management views cash earnings per share (CEPS) as an important indicator of performance. CEPS excludes amortization of goodwill and other intangible assets and stock-based compensation. CEPS is not a measurement in accordance with Generally Accepted Accounting Principles (GAAP).

About Keane:

Keane, Inc. (AMEX: KEA), a premiere provider of application lifecycle optimization services, helps Global 2000 companies and government agencies to plan, build, manage, and rationalize application software through its Business Consulting, Application Development and Integration, and Application Development and Management (ADM) Outsourcing services. Keane develops long-term client relationships and recurring revenues based on its broad range of services, multi-year outsourcing contracts, and an unwavering commitment to customer satisfaction. Keane delivers its services with world-class processes, management disciplines, and performance metrics via an integrated network of branch offices in North America and the United Kingdom, and Advanced Development Centers (ADCs) in the United States, Canada, and India. This seamless global delivery model offers customers the flexibility and economic advantage of fluidly allocating work between a variety of delivery options including on-site at a client's facility, off-site at a remote location, near-shore in Halifax, Nova Scotia, and offshore in India. Branch offices work in conjunction with Keane Consulting Group, the Company's business consulting arm, and are supported by centralized Strategic Practices and Quality Assurance Groups. Information on Keane is available on the Internet at www.keane.com.

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Safe Harbor for Forward-Looking Statements:
This press release contains a number of forward-looking statements concerning the Company's current expectations as to future growth and its results of operations. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates," "intends', "projects," and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: continued or further downturns in the U.S. economy, political and economic conditions in India, the loss of one or more major clients, the ability to realize the anticipated synergies associated with its acquisitions of Metro Information Services and SignalTree Solutions, unanticipated disruptions to Keane's business, the execution and successful completion of contracts evidencing the new bookings referred to in this release, the successful completion of software development or management projects, the availability and utilization rate of professional staff, and other factors detailed under the caption "Certain Factors That May Affect Future Results" in Keane's Annual Report on Form 10-K for the year ended December 31, 2002, and Form 10-Q for the First Quarter of 2003, which important factors are incorporated herein by this reference. Keane disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, including the potential impact of any future acquisitions, mergers or dispositions it may make.

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